UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2021

Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 644-7670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement with McGuyer Homebuilders, Inc., et al.

On September 7, 2021, concluding an inspection period under a purchase and sale agreement, Dream Finders Homes, Inc., a Delaware corporation (the “Company”), through its subsidiary Dream Finders Holdings LLC, a Florida limited liability company (“DFH LLC”), provided notice of its election to proceed with the acquisition transaction described below, rendering its deposits non-refundable, subject to certain termination rights and closing conditions.

DFH LLC entered into such Purchase and Sale Agreement, as amended by that certain First Amendment to Purchase and Sale Agreement, dated August 31, 2021, and that certain Second Amendment to Purchase and Sale Agreement, dated September 7, 2021 (collectively, the “Purchase Agreement”), on June 17, 2021, with MHI Partnership, Ltd., a Texas limited partnership, MHI Models, Ltd., a Texas limited partnership, McGuyer Homebuilders, Inc., a Texas corporation, FMR IP, LLC, a Texas limited liability company, HomeCo Purchasing Company, Ltd., a Texas limited partnership, 2019 Sonoma, LLC, a Texas limited liability company (collectively, “Sellers”), Frank B. McGuyer (“Mr. McGuyer”) and McGuyer Interests, Ltd., a Texas limited partnership (“McGuyer Interests”).  On September 7, 2021, DFH LLC provided a notice to Sellers expressly stating DFH LLC’s election to proceed with the transaction, and, effective at the time of providing such notice, DFH LLC is no longer entitled to the return of the $3 million of deposits it has deposited with the title company, subject to certain termination rights and closing conditions.

Under the Purchase Agreement, DFH Coventry, LLC, a Florida limited liability company (“DFH Coventry”), as assignee of the rights of DFH LLC, agreed to acquire certain assets, rights and properties, and assume certain liabilities, comprising the following businesses of Sellers (the “MHI Acquisition”): (i) single-family residential home-building; (ii) owning model homes; (iii) acquisition, ownership and licensing of intellectual property (including architectural plans); (iv) purchasing and reselling homebuilding supplies; (v) development, construction and sale of condominium units in Austin, Texas; (vi) mortgage origination through a mortgage company; and (vii) title insurance, escrow and closing services through a title company (collectively, the “Business”); for a purchase price equal to the sum of: (A) the aggregate book value of the purchased assets (excluding amounts attributable to goodwill and other intangibles, if any, and adjusted as necessary to comply with accounting principles generally accepted in the United States of America) less the amount of the assumed liabilities; plus (B) $50 million.  The estimated purchase price for the MHI Acquisition is approximately $475 million (inclusive of the approximately $40 million for the purchase of model homes in a subsequent closing, as described below), subject to further calculation at the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) and customary post-closing adjustments based on the closing date net asset value of the purchased assets.

Under the Purchase Agreement, DFH LLC is required to pay MHI Partnership, Ltd., a Texas limited partnership (“MHI Partnership”), additional consideration for up to five periods, the last of which ends 48 months after the Closing. Each payment for each such period will be calculated in accordance with Section 2.8 of the Purchase Agreement and is contingent on satisfaction of certain financial performance targets by DFH Coventry. The amount of such contingent consideration payable for each one of such five periods is 25% of pre-tax net income, subject to certain minimum pre-tax income hurdles and thresholds and certain overhead expenses.

The Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) Sellers will operate the Business in the ordinary course of business consistent with past practice, (ii) each party will use reasonable best efforts to obtain required regulatory approvals, and (iii) Sellers are bound by certain non-solicitation, non-competition and exclusivity covenants. The MHI Acquisition is anticipated to close in the fourth quarter of calendar year 2021.

The Closing is subject to customary conditions, including, among other things, the accuracy of representations and warranties, material performance of covenants, obtaining certain third party consents, and no occurrence of a material adverse effect. The Purchase Agreement contains indemnification rights for each of DFH LLC and Sellers for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations.

The Purchase Agreement provides termination rights for DFH LLC under certain circumstances, including, subject to certain conditions, an uncured material breach by any Seller or if any of the conditions precedent to DFH LLC’s obligation to proceed with the Closing have not been satisfied or if satisfaction of such a condition is or becomes impossible and DFH LLC has not waived such condition(s) on or before December 31, 2021.

The Purchase Agreement contemplates the execution of certain ancillary agreements between DFH LLC and Sellers (or their respective affiliates), including, among others, a Land Purchase Option Agreement, pursuant to which DFH Coventry has the option until twenty-four months after the Closing to purchase from Sellers any or all of the specific parcels of land to be specified in the Land Purchase Option Agreement.

Under the Purchase Agreement, DFH Coventry will acquire certain model homes (the “Model Homes”) owned by MHI Models, Ltd., a Texas limited partnership (“MHI Models”), in a subsequent closing on or before December 17, 2021, for an estimated purchase price of approximately $40 million, in aggregate. At the time of such subsequent closing, DFH LLC will reimburse MHI Models for taxes, homeowner association dues, and assessments and similar costs incurred by Sellers during the interim period from the Closing to the date of such subsequent closing. At the Closing, DFH LLC will execute a Lease Assumption Agreement assuming all of MHI Partnership’s obligations pursuant to the Master Lease Agreement between MHI Models and MHI Partnership for the period from the Closing until DFH Coventry’s acquisition of the Model Homes.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.  A copy of the Purchase and Sale Agreement, the First Amendment to Purchase and Sale Agreement and the Second Amendment to Purchase and Sale Agreement are attached to this Current Report on Form 8-K as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and each such Exhibit is incorporated by reference into this Item 1.01.  The Purchase Agreement governs the contractual rights between the parties in relation to the MHI Acquisition. The Purchase and Sale Agreement, the First Amendment to Purchase and Sale Agreement, and the Second Amendment to Purchase and Sale Agreement have been filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding the terms of the MHI Acquisition and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”).

The representations, warranties, and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended as statements of fact to be relied upon by the Company’s or any party’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Except as specifically set forth in the Purchase Agreement, stockholders and other security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of the Company or its subsidiaries, including DFH LLC and DFH Coventry. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment to Credit Agreement

On September 8, 2021, the Company entered into a First Amendment and Commitment Increase Agreement (the “Amendment”) to its Credit Agreement, dated as of January 25, 2021 (the “Credit Agreement”).  The Credit Agreement, providing for a senior unsecured revolving credit facility, is with a syndicate of lenders identified in the Credit Agreement, and Bank of America, N.A. acts as administrative agent.

The Company exercised its right, and the Amendment provides, for an increase in the aggregate commitments under the Credit Agreement by $300 million to $750 million, and three lenders were added as additional lenders under the Credit Agreement.  As amended by the Amendment, the Credit Agreement includes provisions for any existing lender to, at the Company’s request, increase its revolving commitment under the Credit Agreement, add new revolving loan tranches under the Credit Agreement or add new term loan tranches under the Credit Agreement, in all cases not to exceed an aggregate of $1.05 billion.

In addition, the Amendment clarified and modified certain definitions and covenants as more fully set forth therein, including modifications of certain financial covenants to facilitate the consummation of the MHI Acquisition.

Certain of the Company’s subsidiaries will guarantee the Company’s obligations under the Credit Agreement.  The Credit Agreement will mature on January 25, 2024, unless the Company requests, and the requisite lenders agree, to extend it pursuant to its terms.

A copy of the Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K on January 25, 2021. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01.

Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock

On September 8, 2021, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain funds and accounts managed and/or advised by subsidiaries of BlackRock, Inc. (collectively, the “Purchasers”). Pursuant to the Subscription Agreement, the Company agreed to sell to the Purchasers 150,000 shares of newly-created Series A Convertible Preferred Stock with an initial liquidation preference of $1,000 per share and a par value $0.01 per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $150 million. The closing of the purchase and sale of the Convertible Preferred Stock is conditioned upon the simultaneous closing of the MHI Acquisition described above.  The Company will use the proceeds from the sale of the Convertible Preferred Stock to fund the MHI Acquisition and for general corporate purposes.  The Subscription Agreement contains customary representations, warranties and covenants of the Company and the Purchasers.

Pursuant to the Certificate of Designations, the Convertible Preferred Stock will rank senior to the Company’s Class A and B common stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive the initial liquidation preference of $1,000 per share, subject to adjustment, plus all accrued and unpaid dividends thereon.  In addition, the Convertible Preferred Stock will have the following terms:

•	Cumulative Dividends: The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to 9.00% payable quarterly in arrears.

•
Duration: The Convertible Preferred Stock will be perpetual with call and conversion rights. The Convertible Preferred Stock will not be convertible by the Purchasers in the first five years following issuance, with the exception of the acceleration of the Conversion Right (as defined below) upon breach of the protective covenants (described below). The Company can call the outstanding Convertible Preferred Stock at any time for one-hundred and two percent (102%) of its liquidation preference during the fourth year following its issuance and for one-hundred and one percent (101%) of its liquidation preference during the fifth year following its issuance (in each case, for the avoidance of doubt, plus accrued but unpaid dividends, if any). Subsequent to the fifth anniversary of its issuance, a Purchaser can convert the Convertible Preferred Stock into Class A common stock of the Company (the “Conversion Right”). The conversion price will be based on the average of the trailing 90 days’ closing price of Class A common stock of the Company, less 20% of the average and subject to a floor conversion price of $4.00 (the “Conversion Discount”).

•
Protective Covenants: The protective covenants of the Convertible Preferred Stock require the Company to maintain compliance with all covenants related to (i) the Credit Agreement, as may be further amended from time to time; provided that any amendment, restatement, modification or waiver of the Credit Agreement that would adversely and materially affect the rights of the Purchasers will require the written consent of holders of a majority of the then-outstanding shares of Convertible Preferred Stock; and (ii) any agreement between the Company and any Purchaser (the covenants referred to in clauses (i) and (ii), collectively, the “Protective Covenants”). Non-compliance beyond any applicable cure period with the Protective Covenants (in the case of the Protective Covenants related to the Credit Agreement) will accelerate the Conversion Right, and in the event of such acceleration that occurs before the fifth anniversary following the issuance of the Convertible Preferred Stock, the “Conversion Discount” shall be increased from 20% to 25%.

•	Voting Rights. Except as may be expressly required by Delaware law, the shares of Convertible Preferred Stock have no voting rights.

•
Redemption in a Change of Control: The Convertible Preferred Stock will be redeemed, contingent upon and concurrently with the consummation of a change of control of the Company.   Shares of Convertible Preferred Stock will be redeemed in a change of control of the Company at a price, in cash, equal to the liquidation preference, subject to adjustment, plus all accumulated and unpaid dividends, plus, if the change of control occurs before the fourth anniversary of the date of issuance of the Convertible Preferred Stock, a premium equal to the dividends that would have accumulated on such share of Convertible Preferred Stock from and after the change of control redemption date and through the fourth anniversary of the issuance of the Convertible Preferred Stock.

Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no shares of Class A common stock will be issued or delivered upon conversion of any Convertible Preferred Stock to the extent that such issuance would (i) result in the holder beneficially owning in excess of 19.99% of the outstanding Class A common stock as of the date of the Certificate of Designations or (ii) exceed 19.99% of the outstanding shares of Class A and Class B common stock combined as of the date of the Certificate of Designations.

In addition, in connection with the entry into the Subscription Agreement, the Company agreed as follows:

Board Observer

For so long as the Purchasers hold at least 25% of the outstanding shares of Convertible Preferred Stock, the Purchasers shall have the right to designate one individual to be present in a non-voting, non-fiduciary observer capacity (the “Board Observer”) at all meetings of the Company’s Board of Directors, including any telephonic or electronic meetings.  If, following designation as the Board Observer, the Board Observer resigns, is removed, or is otherwise unable to serve for any reason, then, the Purchasers shall be entitled to designate a replacement Board Observer.

Information Rights

For so long as any Purchaser holds any of the outstanding shares of Convertible Preferred Stock, the Purchasers will receive certain information rights under the Subscription Agreement, including the right to receive financial statements of the Company.

Commitment Fee

In connection with the closing under the Subscription Agreement, the Company will pay a commitment fee to the Purchasers equal to 1% of the aggregate purchase price for the Convertible Preferred Stock.

Registration Rights Agreement

As part of the closing of the sale of the Convertible Preferred Stock, the Company and the Purchasers agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company will grant the Purchasers certain registration rights. Under the Registration Rights Agreement, the Company will be required to register the Convertible Preferred Stock owned by the Purchasers and the shares of Class A common stock issuable upon conversion of such shares equal to 19.99% of the outstanding shares of Class A common stock for resale within the earlier of (i) three business days after the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2021 and (ii) six months after the closing.  If the Company fails to comply with its registration requirements under the Registration Rights Agreement, the Purchasers, in addition to any regular dividends, will be entitled to an additional 2% per annum dividend for an additional quarter period on the Convertible Preferred Stock if the breach is cured within 30 days and for each additional 30 day period in which the Company fails to cure such breach, each Purchaser will be entitled to an additional 2% per annum for an additional quarter period until cured.  In addition, the Purchaser has rights to demand the registration of the Convertible Preferred Stock and the shares of Class A common stock in certain instances.

The foregoing descriptions of the transactions contemplated by the Subscription Agreement, Registration Rights Agreement and the terms of the Convertible Preferred Stock pursuant to the Certificate of Designations do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Subscription Agreement, the Company has agreed to sell to the Purchasers 150,000 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock through the Subscription Agreement are being made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The information in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock” is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On September 13, 2021, the Company issued a press release announcing the entering into the Purchase Agreement, Amendment and Subscription Agreement in connection with the MHI Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

None of the information furnished in Item 7.01 or the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor will such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Any forward-looking statements contained in this Current Report on Form 8-K are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information regarding the Purchase Agreement, Amendment, Subscription Agreement, and Registration Rights Agreement, the expected timetable for completing the MHI Acquisition and purchase and sale of the Convertible Preferred Stock, future financial and operating results, the benefits, synergies, and accretion related to the MHI Acquisition, and any other statements by the Company’s management regarding future expectations, beliefs, plans, objectives, goals, strategies, future events, or performance and the underlying assumptions.  Forward-looking statements can often be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “projection,” “should” or “will” or the negative thereof or other comparable terminology.

Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, the occurrence of any event, change, or other circumstances that could give rise to the termination of the Purchase Agreement; the outcome of any legal proceedings that could be instituted against DFH LLC, DFH Coventry, the Company or the Company’s board of directors related to the MHI Acquisition or the Purchase Agreement; the ability to satisfy the closing conditions of the MHI Acquisition when anticipated or at all, including the receipt of all regulatory approvals related to the MHI Acquisition, and the ability to close the MHI Acquisition; the Company’s ability to obtain the necessary financing arrangements to close the MHI Acquisition; the Company’s ability to successfully integrate the assets acquired and employees transferred pursuant to the Purchase Agreement; the risk that the Company may not realize the anticipated benefits from the MHI Acquisition; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the MHI Acquisition; adverse effects of the COVID-19 pandemic on the Company’s business, financial conditions and results of operations and suppliers and trade partners; adverse effects of the COVID-19 pandemic and other economic changes either nationally or in the markets in which the Company operates, including, among other things, increases in unemployment, volatility of mortgage interest rates and inflation and decreases in housing prices; a slowdown in the homebuilding industry or changes in population growth rates in the Company’s markets; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC, including, but not limited to, those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (and/or its most recent Quarterly Report on Form 10-Q), filed with the SEC.

Any forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1*
Purchase and Sale Agreement, dated as of June 17, 2021, among Dream Finders Holdings LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd.

2.2
First Amendment to Purchase and Sale Agreement, dated as of August 31, 2021, among Dream Finders Holdings LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd.

2.3*
Second Amendment to Purchase and Sale Agreement, dated as of September 7, 2021, among Dream Finders Holdings LLC, DFH Coventry, LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd.

10.1*
First Amendment and Commitment Increase Agreement, dated as of September 8, 2021, among Dream Finders Homes, Inc., Bank of America, N.A., as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto.

10.2	Subscription Agreement, dated September 8, 2021, by and between Dream Finders Homes, Inc. and the Purchasers listed thereto.

99.1	Press Release of Dream Finders Homes, Inc. issued on September 13, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.
/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: September 13, 2021